QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2002 relating to the financial statements which appears in the 2002 Annual Report to Shareholders of Precision Castparts Corp., which is incorporated by reference in the Precision Castparts Corp.'s Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the incorporation by reference of our report dated April 29, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
June 11, 2002

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS